                                                                    EXHIBIT 25.9

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__



                       ---------------------------------


                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


  A National Banking Association                          36-0899825
                                                              (I.R.S. employer
                                                          identification number)


One First National Plaza, Chicago, Illinois                 60670-0126
     (Address of principal executive offices)               (Zip Code)


                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                      THE BANK OF NEW YORK COMPANY, INC.
             (Exact name of obligors as specified in its charter)


     New York                                       13-2614959
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)

One Wall Street
New York, New York                            10286
(Address of principal executive offices)      (Zip Code)


           Guarantee of Trust Preferred Securities of BNY Capital VI
                        (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
         --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of January, 1999.


            The First National Bank of Chicago,
            Trustee


            By ___________________________________________
               Steven M. Wagner
               First Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                         January 5, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of BNY Capital VI, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                    Very truly yours,

                    The First National Bank of Chicago




                    By: ______________________________________
                          Steven M. Wagner
                          First Vice President


                                   EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago   Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                        Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                 Dollar Amounts in thousands        C400
                                                                                 RCFD          BIL MIL THOU         ---
                                                                                 ----          -------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                     RCFD
                                                                                 ----
     a. Noninterest-bearing balances and currency and coin(1).................   0081         4,898,646             1.a
     b. Interest-bearing balances(2)..........................................   0071         4,612,143             1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A).............   1754                 0             2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)..........   1773         9,817,318             2.b
3.   Federal funds sold and securities purchased under agreements to
     resell...................................................................   1350         6,071,229             3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                  RCFD
                                                                                 ----
     RC-C)....................................................................   2122        26,327,215             4.a
     b. LESS: Allowance for loan and lease losses.............................   3123           412,850             4.b
c.   LESS: Allocated transfer risk reserve....................................   3128                 0             4.c
d.   Loans and leases, net of unearned income, allowance, and                    RCFD
                                                                                 ----
     reserve (item 4.a minus 4.b and 4.c).....................................   2125        25,914,365             4.d
5.   Trading assets (from Schedule RD-D)......................................   3545         6,924,064             5.
6.   Premises and fixed assets (including capitalized leases).................   2145           731,747             6.
7.   Other real estate owned (from Schedule RC-M).............................   2150             6,424             7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...........................................   2130           153,385             8.
9.   Customers' liability to this bank on acceptances outstanding.............   2155           352,324             9.
10.  Intangible assets (from Schedule RC-M)...................................   2143           295,823            10.
11.  Other assets (from Schedule RC-F)........................................   2160         2,193,803            11.
12.  Total assets (sum of items 1 through 11).................................   2170        61,971,271            12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago   Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                        Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Schedule RC-Continued

                                                                                      Dollar Amounts in
                                                                                          Thousands
                                                                                          ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C             RCON
                                                                         ----
       from Schedule RC-E, part 1)....................................   2200               20,965,124         13.a
       (1) Noninterest-bearing(1).....................................   6631                9,191,662         13.a1
       (2) Interest-bearing...........................................   6636               11,773,462         13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and          RCFN
                                                                         ----
       IBFs (from Schedule RC-E, part II).............................   2200               15,912,956         13.b
       (1) Noninterest bearing........................................   6631                  475,182         13.b1
       (2) Interest-bearing...........................................   6636               15,437,774         13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                      RCFD 2800           4,245,925         14
15.  a. Demand notes issued to the U.S. Treasury......................   RCON 2840             359,381         15.a
     b. Trading Liabilities(from Sechedule RC-D)......................   RCFD 3548           5,614,049         15.b

16.  Other borrowed money:                                               RCFD
                                                                         ----
     a. With original maturity of one year or less....................   2332                4,603,402         16.a
     b. With original  maturity of more than one year.................   A547                  328,001         16.b
     c.  With original maturity of more than three years .............   A548                  324,984         16.c

17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding.........   2920                  352,324         18.
19.   Subordinated notes and debentures...............................   3200                2,400,000         19.
20.   Other liabilities (from Schedule RC-G)..........................   2930                1,833,935         20.
21.   Total liabilities (sum of items 13 through 20)..................   2948               56,940,081         21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus...................   3838                        0         23.
24.   Common stock....................................................   3230                  200,858         24.
25.   Surplus (exclude all surplus related to preferred stock)........   3839                3,192,857         25.
26.   a. Undivided profits and capital reserves.......................   3632                1,614,511         26.a
      b. Net unrealized holding gains (losses) on available-for-sale
         securities...................................................   8434                   27,815         26.b
27.   Cumulative foreign currency translation adjustments.............   3284                   (4,851)        27.
28.   Total equity capital (sum of items 23 through 27)...............   3210                5,031,190         28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28)...........................   3300               61,971,271         29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most
   comprehensive level of auditing work performed for the bank by independent external               ---------------------    Number
   auditors as of any date during 1996.........................................RCFD 6724........     N/A                      M.1.
                                                                                                     ----------------------


1 =  Independent audit of the bank conducted in               4. =    Directors' examination of the bank
     accordance with generally accepted auditing                      performed by other external auditors (may
     standards by a certified public accounting                       be required by state chartering authority)
     firm which submits a report on the bank                  5 =     Review of the bank's financial statements
2 =  Independent audit of the bank's parent                           by external auditors
     holding company conducted in accordance with             6 =     Compilation of the bank's financial
     generally accepted auditing standards by a certified             statements by external auditors
     public accounting firm which submits a report            7 =     Other audit procedures (excluding tax
     on the consolidated holding company                              preparation work)
     (but not on the bank separately)                         8 =    No external audit work
3 =  Directors' examination of the bank
     conducted in accordance with generally
     accepted auditing standards by a certified
     public accounting firm (may be required by
     state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.